REGISTRATION RIGHTS AGREEMENT


                                      among


                       UNIVERSAL AMERICAN FINANCIAL CORP.,

                   CAPITAL Z FINANCIAL SERVICES FUND II, L.P.,

                       WAND/UNIVERSAL INVESTMENTS L.P. I,

                       WAND/UNIVERSAL INVESTMENTS L.P. II,

                           AAM CAPITAL PARTNERS, L.P.,

                                   UAFC, L.P.,

                         CHASE EQUITY ASSOCIATES, L.P.,

                                       and

                               RICHARD A. BARASCH


                              Dated: July 30, 1999
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                                TABLE OF CONTENTS

                                                                            Page

1.       Definitions...........................................................2

2.       General; Securities Subject to this Agreement.........................5
         (a)      Grant of Rights..............................................5
         (b)      No Other Rights..............................................6
         (c)      Agreement of the Wand Investors, the AAM Investors and
                  Barasch and the UA Shareholders..............................6
         (d)      Registrable Securities.......................................6
         (e)      Holders of Registrable Securities............................6

3.       Demand Registration...................................................7
         (a)      Request for Demand Registration..............................7
         (b)      Registration of Other Securities.............................7
         (c)      Limitation on Demand Registrations...........................7
         (d)      Effective Demand Registration................................9
         (e)      Expenses.....................................................9
         (f)      Underwriting Procedures......................................9
         (g)      Selection of Underwriters....................................9
         (h)      Priority in Demand Registration.............................10

4.       Incidental or "Piggy-Back" Registration..............................10
         (a)      Request for Incidental Registration.........................10
         (b)      Priority in Incidental Registration.........................11
         (c)      Expenses....................................................12

5.       Holdback Agreements..................................................12
         (a)      Restrictions on Public Sale by Designated Holders...........12
         (b)      Restrictions on Public Sale by the Company..................13

6.       Registration Procedures..............................................13
         (a)      Obligations of the Company..................................13
         (b)      Seller Information..........................................16
         (c)      Preparation; Reasonable Investigation.......................16
         (d)      Notice to Discontinue.......................................16

7.       Indemnification; Contribution........................................17
         (a)      Indemnification by the Company..............................17
         (b)      Indemnification by Sellers..................................18
         (c)      Conduct of Indemnification Proceedings......................18
         (d)      Contribution................................................19
         (e)      Other Indemnification.......................................20
         (f)      Insurance...................................................20

                                        i
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                                                                            Page


8.       Rule 144.............................................................20

9.       Miscellaneous........................................................20
         (a)      Recapitalizations, Exchanges, etc...........................20
         (b)      No Inconsistent Agreements..................................21
         (c)      Remedies....................................................21
         (d)      Amendments and Waivers......................................21
         (e)      Notices.....................................................21
         (f)      Successors and Assigns; Third Party Beneficiaries...........23
         (g)      Counterparts................................................23
         (h)      Headings....................................................23
         (i)      GOVERNING LAW...............................................23
         (j)      Severability................................................23
         (k)      Entire Agreement............................................24
         (l)      Further Assurances..........................................24

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated July 30, 1999 (this "Agreement"), among Universal American Financial Corp., a New York corporation (the "Company"), Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z"), Wand/Universal Investments L.P. I, a Delaware limited partnership ("Wand I"), Wand/Universal Investments L.P. II, a Delaware limited partnership ("Wand II" and, together with Wand I, the "Wand Investors"), AAM Capital Partners, L.P., a Delaware limited partnership ("AAM"), UAFC, L.P., a Delaware limited partnership ("UAFCLP"), Chase Equity Associates, L.P. ("Chase" and, together with UAFCLP and AAM, the "AAM Investors") and Richard A. Barasch ("Barasch").

                  WHEREAS, pursuant to the Share Purchase Agreement, dated as of December 31, 1998 and amended on July 2, 1999 (the "Share Purchase Agreement"), between the Company and Capital Z, the Company has agreed, among other things, to issue and sell to Capital Z, and Capital Z has agreed to purchase from the Company, an aggregate of 25,707,552 shares of common stock, par value $.01 per share, of the Company ("Common Stock");

                  WHEREAS, the Wand Investors have converted their shares of Series B Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred"), of the Company into shares of Common Stock;

                  WHEREAS, the AAM Investors have converted their shares of Series C-1 Convertible Preferred Stock, par value $1.00 per share (the "Series C-1 Preferred"), of the Company and shares of Series C-2 Convertible Preferred Stock, par value $1.00 per share (the "Series C-2 Preferred" and together with the Series C-1 Preferred, the "Series C Preferred"), of the Company into shares of Common Stock;

                  WHEREAS, the AAM Investors have converted their shares of Series D-1 Convertible Preferred Stock, par value $1.00 per share (the "Series D-1 Preferred"), of the Company and shares of Series D-2 Convertible Preferred Stock, par value $1.00 per share (the "Series D-2 Preferred"), of the Company into shares of Common Stock;

                  WHEREAS, Barasch has converted his shares of Series C-1 Preferred into shares of Common Stock;

                  WHEREAS, in order to induce (i) Capital Z to purchase the shares of Common Stock, (ii) the Wand Investors to convert their shares of
Series B Preferred into shares of Common Stock, (iii) the AAM Investors to convert their shares of Series C Preferred, Series D Preferred and Series E Preferred into shares of Common Stock and (iv) Barasch to convert his shares of Series C-1 Preferred into shares of
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                                                                               2

Common Stock, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement; and

                  WHEREAS, the registration rights under this Agreement constitute the only registration rights granted by the Company and replace and supersede all existing registration rights granted by the Company to any shareholder of the Company pursuant to those agreements listed on Schedule I hereto (the "Existing Registration Rights Agreements"), all of which are being terminated effective the date hereof either pursuant to Section 2(c) of this Agreement or by separate agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Definitions. As used in this Agreement the following terms have the meanings indicated:

                           "AAM" has the meaning set forth in the preamble to
this Agreement.

                           "AAM Investors" has the meaning set forth in the
preamble to this Agreement.

                           "Affiliate" means any Person who is an "affiliate" as
defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (or any successor provision then in effect).

                           "Approved Underwriter" has the meaning set forth in
Section 3(g).

                           "Barasch" has the meaning set forth in the preamble
to this Agreement.

                           "Capital Z" has the meaning set forth in the preamble
to this Agreement.

                           "Capital Z Shareholders" means Capital Z and any
Permitted Transferee of Capital Z (as defined in the Shareholders' Agreement, dated as of the date hereof, among the Company, Capital Z, the Wand Investors, the AAM Investors, Barasch and the UA Shareholders) to whom or to which Registrable Securities are transferred.

                           "Chase" has the meaning set forth in the preamble to
this Agreement.
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                                                                               3

                           "Commission" means the Securities and Exchange
Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                           "Common Stock" means the Common Stock of the Company
or any other equity securities of the Company into which such securities are converted, reclassified, reconstituted or exchanged.

                           "Company" has the meaning set forth in the preamble
to this Agreement.

                           "Company Indemnified Party" has the meaning set forth
in Section 7(b).

                           "Demand Registration" has the meaning set forth in
Section 3(a).

                           "Designated Holder" means each of Capital Z, the Wand
Investors, the AAM Investors and Barasch and any transferee thereof to whom Registrable Securities have been transferred in accordance with Section 9(f).

                           "Designated Indemnified Party" has the meaning set
forth in Section 7(a).

                           "Exchange Act" means the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

                           "Existing Registration Rights Agreements" has the
meaning set forth in the recitals to this Agreement.

                           "Incidental Registration" has the meaning set forth
in Section 4(a).

                           "Indemnified Party" has the meaning set forth in
Section 7(c).

                           "Initiating Holder" has the meaning set forth in
Section 3(a).

                           "Person" means any individual, firm, corporation,
partnership, limited partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                           "Registrable Securities" means (subject to Section
2(d)) each of the following: (a) any and all Shares owned by the Designated Holders, (b) any Shares issued or issuable to any of the Designated Holders with respect to the Shares
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                                                                               4

by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and (c) any Shares issued to any of the Designated Holders upon exercise of any options and warrants or upon the conversion of any convertible security.

                           "Registration Expenses" means all expenses arising
from or incident to the Company's performance of, or compliance with, this Agreement, including, without limitation, all registration, filing and listing fees; all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of outside counsel in connection with "blue sky" qualifications of Registrable Securities); all printing, messenger and delivery expenses; the fees and disbursements of counsel for the Company and its independent public accountants; the reasonable fees and disbursements of one firm of counsel (other than in-house counsel) retained by the holders of Registrable Securities being registered; the expenses of any special audits required by or incident to such performance and compliance; and any liability insurance or other premiums for insurance obtained in connection with any registration pursuant to the terms of Section 7(f) of this Agreement; provided, however, that Registration Expenses shall not include underwriting discounts and commissions and transfer taxes, if any; and provided further, that in any case where Registration Expenses are borne by the Capital Z Shareholders pursuant to Section 3(e), Registration Expenses shall not include general overhead expenses of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business.

                           "Registration Statement" means a registration
statement filed pursuant to the Securities Act.

                           "Requesting Holder" has the meaning set forth in
Section 4(a).

                           "Securities Act" means the Securities Act of 1933, as
amended, and the rules and regulations promulgated thereunder.

                           "Selling Holders" has the meaning set forth in
Section 3(a).

                           "Series B Preferred" has the meaning set forth in the
recitals to this Agreement.

                           "Series C-1 Preferred" has the meaning set forth in
the recitals to this Agreement.

                           "Series C-2 Preferred" has the meaning set forth in
the recitals to this Agreement.
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                                                                               5

                           "Series D-1 Preferred" has the meaning set forth in
the recitals to this Agreement.

                           "Series D-2 Preferred" has the meaning set forth in
the recitals to this Agreement.

                           "Shares" means the shares of Common Stock held at any
time by the Designated Holders. For purposes of this Agreement, Shares owned by Barasch will be deemed to include Shares owned of record by Barasch and his wife, Renee P. Barasch, and Shares owned of record by the following trusts and other entities:

                  Richard A. Barasch C/F Benjamin P. Barasch UGMA NY
                  Richard A. Barasch C/F Emily P. Barasch UGMA NY
                  Tara Acquisition, LLC
                  Barasch Associates Limited Partnership (but only to the extent such Shares are beneficially owned by Richard A. Barasch, Renee P. Barasch and NMRB Corp.)

                           "Share Purchase Agreement" has the meaning set forth
in the recitals to this Agreement.

                           "Subsidiary" means, with respect to the Company, a
corporation or other entity of which 50% or more of the voting power of the outstanding voting securities or 50% or more of the outstanding equity interests is held, directly or indirectly, by the Company.

                           "UAFCLP" has the meaning set forth in the preamble to
this Agreement.

                           "Wand I" has the meaning set forth in the preamble to
this Agreement.

                           "Wand II" has the meaning set forth in the preamble
to this Agreement

                           "Wand Investors" has the meaning set forth in the
preamble to this Agreement.

                  2.       General; Securities Subject to this Agreement.

                           (a)      Grant of Rights.  The Company hereby grants
registration rights to Capital Z, the Wand Investors, the AAM Investors and Barasch upon the terms and conditions set forth in this Agreement.
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                                                                              6

                           (b) No Other Rights. The Company hereby represents
and warrants that, other than those rights granted pursuant to the Existing Registration Rights Agreements, the Company has not granted or agreed to grant any registration rights to any other Person, and there are no other existing agreements, arrangements or understandings between the Company and any other Person relating to registration rights.

                           (c) Agreement of the Wand Investors, the AAM
Investors and Barasch. Each of the Wand Investors, the AAM Investors and Barasch hereby acknowledge and agree that, effective as of the date hereof, the Existing Registration Rights Agreements with respect to each of them are terminated and of no further force and effect, and that this Agreement replaces and supersedes any and all agreements, arrangements and understandings (including the Existing Registration Rights Agreements), whether written or oral, between the Company and each of the Wand Investors, the AAM Investors and Barasch with respect to registration rights.

                           (d) Registrable Securities. For the purposes of this
Agreement, any Registrable Securities held by a Designated Holder will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of Registrable Securities to be sold in a single sale by a Designated Holder, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, may be distributed to the public without any limitation as to volume and without registration pursuant to Rule 144 (or any successor rule) under the Securities Act and the Designated Holder is not then an Affiliate of the Company; provided that the Wand Investors shall not be subject to this
Section 2(d)(ii) until the number of Registrable Securities held by them represent 1% or less of the outstanding shares of Common Stock of the Company,
(iii) the Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement or (iv) such Registrable Securities cease to be outstanding.

                           (e) Holders of Registrable Securities. A Person is
deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities
(once such acquisition or conversion has actually been effected). If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or warrant or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.
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                                                                               7

                  3.       Demand Registration.

                           (a) Request for Demand Registration. Subject to the
limitations set forth in Section 3(c) below, at any time, any Capital Z Shareholder, the Wand Investors (taken together) and the AAM Investors (taken together) (each an "Initiating Holder") shall be entitled to request in writing that the Company use its reasonable best efforts to effect the registration under the Securities Act, and under the securities or "blue sky" laws of any jurisdiction designated by any such Initiating Holder, of all or part of such Initiating Holder's Registrable Securities in accordance with this Section 3 (a "Demand Registration"). Any such request for a Demand Registration shall specify the amount of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon receiving a request for a Demand Registration, the Company will promptly, but in no event more than 10 days after the receipt from the Initiating Holder of a request for a Demand Registration, give written notice of such Demand Registration to all other holders of Registrable Securities, and thereupon will, as provided in Section 6, use its reasonable best efforts to effect, at the earliest possible date, the registration under the Securities Act of:

                                    (i) the Registrable Securities which the
Company has been so requested by such Initiating Holder to register; and

                                    (ii) all other Registrable Securities that
the Company has been requested in writing to register by the holders thereof (such holders, together with the Initiating Holder, are hereinafter referred to as the "Selling Holders") (which requests shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof and shall be given to the Company within 30 days after the giving of such written notice of the Demand Registration by the Company).

In connection with the foregoing, only the Initiating Holder shall be deemed to have requested the Demand Registration.

                           (b) Registration of Other Securities. Subject to
Section 3(h), whenever the Company effects a registration under Section 3(a), it may elect to include unissued shares of Common Stock.

                           (c) Limitation on Demand Registrations.
Notwithstanding anything to the contrary set forth in Section 3(a), the Company shall not be obligated to file a Registration Statement with respect to a Demand Registration (i) upon a request by the Wand Investors (taken together), more than twice or upon a request by the AAM Investors (taken together), more than once, (ii) upon a request by an Initiating Holder that is a Capital Z Shareholder, if Registrable Securities having an aggregate market value of less than $15,000,000 owned by all Capital Z Shareholders participating in such registration are proposed to be included in the Demand Registration, which net market value will be the product of such number of

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                                                                               8

Registrable Securities times the proposed per share offering price, minus any underwriting commissions or discounts or transfer taxes (provided that the limitation set forth in this clause (ii) shall not be in effect at any time a Capital Z Shareholder's Registrable Securities are not able to be sold under Rule 144 under the Securities Act (or any successor provision then in effect) because of the Company's failure to comply with the information requirements thereunder, unless at such time, the Company's outside counsel (which shall be reasonably acceptable to the Initiating Holder) delivers a written opinion of counsel to such Initiating Holder to the effect that such holders' Registrable Securities may be publicly offered and sold without registration under the Securities Act); (iii) if the Company has any other Registration Statement on file which has not yet been declared effective or (iv) within a period of 180 days after the effective date of any registration statement of the Company.

                  In addition, if the Board of Directors of the Company, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries (a "Valid Business Reason"), the Company may (x) postpone the filing of a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than 90 days and (y) in the event that a registration statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Company's Board of Directors (such majority to include at least one director nominated by Capital Z), may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice to the Selling Holders of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing pursuant to this paragraph more than once in any 12-month period.

                           Each Selling Holder agrees that, upon receipt of any
notice from the Company that the Company has determined to withdraw any registration statement pursuant to the immediately preceding paragraph, such holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession, of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall give any notice of postponement or withdrawal of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such postponement or withdrawal no longer exists (but in no event later than 90 days after the date of the postponement), use its reasonable best efforts to promptly effect the registration under the Securities Act of the Registrable
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                                                                               9

Securities covered by the postponed or withdrawn registration statement in accordance with this Section 3 (unless the Initiating Holder delivering the Demand Registration request shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement and the Initiating Holders shall not be considered to have exercised any of its rights under Section 3(a)).

                           (d) Effective Demand Registration. A registration
shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or otherwise disposed of in accordance with the intended methods of disposition set forth in the registration statement and (ii) 180 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Selling Holders.

                           (e) Expenses.

                                    (i) The Company will pay all Registration
Expenses in connection with the first four Demand Registrations by the Capital Z Shareholders under this Section 3 that either become effective under the Securities Act or are withdrawn prior to the effective date thereof. Thereafter, the Capital Z Shareholders will pay all Registration Expenses in connection with any Demand Registrations under this Section 3.

                                    (ii) The Company will pay all Registration
Expenses in connection with a Demand Registration by each of the Wand Investors (taken together) and the AAM Investors (taken together) under this Section 3 whether it becomes effective under the Securities Act or is withdrawn prior to the effective date thereof.

                           (f) Underwriting Procedures. If the Initiating Holder
so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined) selected in accordance with
Section 3(g).

                           (g) Selection of Underwriters. The underwriter or
underwriters of each underwritten offering of the Registrable Securities to be
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                                                                              10

registered under a Demand Registration shall be selected by the Selling Holders of more than 50% of Registrable Securities to be included in such registration (the "Approved Underwriter") and shall, in any case, require the approval of the Company, which approval will not be unreasonably withheld.

                           (h) Priority in Demand Registration. If the Approved
Underwriter of any underwritten offering under a Demand Registration advises the Company (and the Company shall so advise each Selling Holder of Registrable Securities requesting registration of such advice) that, in its opinion, the number of securities requested to be included in such registration is sufficiently large to have a material adverse effect on the success of such offering, then the Company will include in such registration, to the extent of the number of Registrable Securities which the Company is so advised can be sold in (or during the time of) such offering within a price range acceptable to the Initiating Holder, first, Registrable Securities requested to be included in such registration by all Selling Holders entitled to include Registrable Securities pursuant to Section 3(a), pro rata among such Selling Holders on the basis of the number of securities requested to be included in such Demand Registration; provided, that, for purposes of this Section 3(h) only, Wand I and Wand II will be treated as separate Selling Holders and Chase and UAFCLP will be treated as separate Selling Holders such that each of Wand I, Wand II, Chase and UAFCLP will have the right to include its pro rata portion of Registrable Securities in such registration, second, all securities proposed by the Company to be sold for its own account, and third, all other securities proposed to be registered; provided, that if the number of Registrable Securities that the Approved Underwriter advises can be sold in such offering is less than all the Registrable Securities that the Initiating Holder had requested be included, the Initiating Holder may withdraw its written request made pursuant to Section 3(a) and such written request will not be considered a request for registration for the purposes of this Section 3.

                  4. Incidental or "Piggy-Back" Registration.

                           (a) Request for Incidental Registration. If the
Company, at any time or from time to time, proposes to register the offering of any of its shares of Common Stock for its own account under the Securities Act (other than (i) a registration of shares of Common Stock solely in connection with any plan for the acquisition of shares of Common Stock by employees or agents of the Company or any dividend reinvestment plan or (ii) on Forms S-4 or S-8 (or any successor forms thereto)), it will at each such time give written notice (given at least seven days prior to the proposed filing date) of its intention to do so and of such Holders' rights under this Section 4(a). Upon the written request of any Designated Holder that owns Registrable Securities having an aggregate market value (the "Minimum Aggregate Value") equal to at least $5 million (unless such Designated Holder is any Capital Z Shareholder, the Wand Investors, the AAM Investors or Barasch, in which case such Minimum Aggregate Value shall not be applicable) (a "Requesting Holder") made within 30 days after the receipt of any such notice (or such lesser period, but in any
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                                                                              11

event not less than 10 days, as may be available from the date of such notice to the last date on which additional Registrable Securities may be included in such offering), which request shall specify the amount of Registrable Securities proposed to be sold by such Designated Holder and the intended method of disposition thereof, the Company will, in accordance with Section 6, use its reasonable best efforts to effect the registration under the Securities Act of the offering of all of the Registrable Securities that the Company has been so requested to register by the Requesting Holders, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered (each, an "Incidental Registration"); provided, however, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price that any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right promptly to withdraw its request to have its Registrable Securities included in such registration statement; provided further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such Incidental Registration, the Company shall determine for any reason not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to each Requesting Holder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Initiating Holder to cause such registration to be effected as a registration under Section 3(a) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. In connection with any Incidental Registration under this Section 4(a) involving an underwriter, or a distribution with the assistance of a selling agent, the right of any Requesting Holder to participate in such Incidental Registration shall be conditioned upon such Requesting Holder's reasonable participation in such underwriting or distribution.

                           (b) Priority in Incidental Registration.
Notwithstanding anything to the contrary set forth in Section 4(a), if a proposed Incidental Registration is for a registered public offering involving an underwriting and the managing underwriter advises the Company in writing that the number or type of Registrable Securities requested to be included in such Incidental Registration would materially adversely effect such offering, then the Company shall so advise the Requesting Holders and include in such Incidental Registration (i) first, all securities proposed to be sold by the Company for its own account, (ii) second, Registrable Securities requested to be included in such registration by the Requesting Holders pursuant to this Agreement and by any other Persons entitled to "incidental" registration rights and requesting inclusion of securities in such Incidental Registration, pro rata among such Requesting Holders and such other Persons on the basis of the number of securities requested to be included in such Incidental Registration and third, any other shares of Common Stock requested to be included in such Incidental Registration; provided, however, that if any Capital Z Shareholder does not request inclusion of the maximum number of Registrable Securities allocated to it pursuant to the foregoing procedure, then the remaining portion of its allocation shall be reallocated among those Capital Z Shareholders whose allocations were not satisfied on the basis of the number of Registrable Securities requested to be included in such Incidental Registration, and this procedure shall be repeated until all of the Registrable Securities that may be included in the registration on behalf of the Capital Z Shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in an Incidental Registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include any shares of stock issued to employees, officers, directors or consultants pursuant to any stock option plan unless such employees, officers, directors or consultants have registration rights. The priority of securities included in a Demand Registration through incidental registration rights exercised in connection therewith shall be governed by Section 3(h).

                           If any Registrable Securities are withdrawn from the
Incidental Registration or if the number of Registrable Securities to be included in such Incidental Registration was previously reduced as a result of marketing factors, then the Company shall then offer to all Persons who have retained the right to include Registrable Securities in the Incidental Registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of Registrable Securities so withdrawn, with such Registrable Securities to be allocated among the Persons requesting additional inclusion pro rata in accordance with the terms of this Section 4(b).

                           (c) Expenses. The Company shall pay all Registration
Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective. No Incidental Registration under this Section 4 shall relieve the Company of its obligations to effect a Demand Registration upon request under Section 3(a).

                  5.       Holdback Agreements.

                           (a) Restrictions on Public Sale by Designated
Holders. Each of the Designated Holders agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 120 day period beginning on the effective date of such Registration Statement (except as part of such registration), (i) in the case of a non-underwritten public offering, if and to the extent requested by the Company or (ii) in the case of an underwritten public offering, if and to the extent requested by the Approved Underwriter (in the event of a Demand Registration pursuant to Section 3(a)) or the Company's underwriters (in the event of an Incidental Registration pursuant to Section 4(a)), as the case may be.

                           (b) Restrictions on Public Sale by the Company. The
Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or Form S-8 or any successor forms thereto or registration of shares of Common Stock solely in connection with any plan for the acquisition of shares of Common Stock by agents of the Company), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the earlier of (i) the date on which all Registrable Securities registered on such Registration Statement are sold and
(ii) 120 days after the effective date of such Registration Statement.

                  6.       Registration Procedures.

                           (a) Obligations of the Company. If and whenever the
Company is requested to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3 and 4, then the Company will promptly use its best efforts to:

                                    (i) prepare and (in any event within 90 days
after the end of the period within which requests for registration may be given to the Company) file with the Commission a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective;

                                    (ii) prepare and file with the Commission
such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition thereof by the seller or sellers thereof set forth in such Registration Statement, but in no event for a period of more than six months (or, with respect to any Registration Statement covering Registrable Securities the distribution of which has been deferred pursuant to Section 3 or 4(c), nine months) after such Registration Statement becomes effective;

                                    (iii) furnish to each seller of Registrable
Securities, prior to filing a Registration Statement, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits, except that the Company shall not be obligated to furnish any seller of Registrable Securities with more than two copies of such exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                                    (iv) register or qualify such Registrable
Securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as each seller of Registrable Securities shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdic tions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                                    (v) cause the Registrable Securities covered
by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

                                    (vi) cause representatives of the Company to
participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten offering of any Registrable Securities;

                                    (vii) notify each seller of any Registrable
Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                                    (viii) advise each seller of Registrable
Securities as to the time when such Registration Statement becomes effective and as to the threat of or the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the institution of any proceedings for that purpose, and use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the removal thereof, if issued;

                                    (ix) comply with all applicable rules and
regulations of the Commission, and make available to each seller of Registrable Securities, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                                    (x) list all the Registrable Securities on
The Nasdaq Stock Market, Inc. or the over-the-counter market or any securities exchange on which similar securities are then listed, if such securities are not already so listed and such listing is then permitted under the rules of such exchange;

                                    (xi) cooperate with each seller of
Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.;

                                    (xii) provide and cause to be maintained a
transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration; and

                                    (xiii) in the case of an underwritten
offering, furnish to each seller a signed counterpart, addressed to the underwriters, of (x) an opinion of counsel representing the Company for purposes of such registration, dated the effective date of such Registration Statement and, if applicable, the date of the closing under the underwriting agreement, and (y) a "comfort letter" signed by the independent public accountants of the Company who have certified the Company's financial statements included in such Registration Statement; in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public
offerings of securities and, in the case of the accountants' comfort letter, such other financial matters and, in the case of the legal opinion, such other legal matters, as the underwriters may reasonable request.

                           (b) Seller Information. The Company may require each
seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith.

                           (c) Preparation; Reasonable Investigation. In
connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so registered and their underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such Registration Statement (to the extent customary for counsel to a selling shareholder), each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records (including the books and records of its subsidiaries) and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act ; provided, however, that the Company shall not be obligated to give such opportunities and access to any holder of Registrable Securities including in such Registration Statement Registrable Securities having an aggregate market value less than $5 million.

                           (d) Notice to Discontinue. Each Designated Holder of
Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(vii), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(vii) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(a)(vii) to and including the date when the Designated Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6(a)(vii).

                  7.       Indemnification; Contribution.

                           (a) Indemnification by the Company. In the event of
any registration of any Registrable Securities pursuant to the terms of Section 3 or Section 4, (i) the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each seller of any Registrable Securities covered by such registration statement and their respective directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents, and each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) such seller or any such directors, officers, partners, trustees, employees, legal counsel, accountants, financial advisors and agents (each of the foregoing, a "Designated Indemnified Party") against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation), joint or several, to which such Designated Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any notification or offering circular, or any amendment or supplement thereto or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Company will reimburse such Designated Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or actions or proceedings in respect thereof) or expense arises out of or is based upon (x) any untrue statement or alleged untrue statement of any material fact made in such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus, notification or offering circular, or any amendment or supplement thereto or (y) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case in reliance upon and in conformity with written information concerning such seller or in reliance upon and in conformity with written information concerning such seller's underwriter and furnished to the Company through an instrument duly executed by such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Designated Indemnified Party and shall survive the transfer of such securities by any such seller.

                           (b) Indemnification by Sellers. The Company may
require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to Section 3 or Section 4, that the Company shall have received an undertaking from each prospective seller of such Registrable Securities to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers and employees each other Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) the Company or any such underwriter (each of the foregoing, a "Company Indemnified Party") against any losses, claims, damages, liabilities or expenses, joint or several, to which such Company indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any statement of a material fact or omission to state a material fact in such Registration Statement, any preliminary prospectus or final prospectus contained therein, any notification or offering circular, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information concerning such seller and furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, notification or offering circular, or amendment or supplement thereto; provided, however, that the liability of any seller under this Section 7(b) shall be limited to the amount of the net proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company indemnified party and shall survive the transfer of such securities by any Designated Holder.

                           (c) Conduct of Indemnification Proceedings. Promptly
after receipt by any Designated Indemnified Party or Company Indemnified Party (each, an "Indemnified Party") of notice of the commencement of any action, suit, proceeding or investigation or threatened thereof in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement, such Indemnified Party will give written notice thereof to the indemnifying party; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If notice of commencement of any such action is brought against an Indemnified Party, the indemnifying party may (and, upon request by the Indemnified Party, will), at its expense, participate in and assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that in the event of any failure by the indemnifying party diligently to assume and conduct such defense, the indemnifying party will pay all costs and expenses (including legal fees and expenses) incurred by such Indemnified Party in connection with such claim or litigation. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such counsel in writing that either (x) representation of such Indemnified Party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the indemnifying party. In either of such cases, the indemnifying party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; provided, that in no event shall the indemnifying party be required to pay fees and expenses for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonable withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                           (d) Contribution. If the indemnification provided for
in this Section 7 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(a), 7(b) and 7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

                           (e) Other Indemnification. Indemnification and
contribution similar to that specified in this Section 7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any registration or other qualification of such Registrable Securities (or the offering and/or sale thereof) under any federal or state law or regulation of governmental authority other than the Securities Act and pursuant to any underwriting or similar agreement, to the extent requested by an underwriter.

                           (f) Insurance. In connection with any Demand
Registration or Incidental Registration, the Company will provide at its expense a binder or binders of insurance in form satisfactory to the Designated Holders participating in such registration, and, as soon as practicable thereafter, a policy or policies of insurance, insuring each such Designated Holder, and each Person, if any, who controls such Designated Holder within the meaning of the Securities Act and the Exchange Act, for the aggregate amount of the public offering price received for the Registrable Securities disposed of by such Designated Holder (subject to such deductible as is customarily contained in underwriting insurance policies at such time) against all losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission of the character described in this Section 7 in connection with such registration and disposition and which are customarily covered under underwriting insurance policies; provided, however, that the Company shall not be obligated to provide such insurance if it determines in good faith that such insurance is not available on commercially reasonable terms at the time of such registration.

                  8. Rule 144. The Company covenants that it shall file (a) any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

                  9.       Miscellaneous.

                           (a) Recapitalizations, Exchanges, etc. The provisions
of this Agreement shall apply, to the full extent set forth herein, with respect to (i) the shares of Common Stock and (ii) any and all equity securities of the Company or any suc cessor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise), which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially similar to this Agreement as a condition of any such transaction.

                           (b) No Inconsistent Agreements. The Company is not
currently party to, and will not in the future, enter into any agreement with respect to its securities that is inconsistent with the registration rights granted in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities that are prior in right to or inconsistent with the rights granted in this Agreement. Without limiting the generality of the foregoing, the Company will not hereafter enter into any agreement with respect to its securities that grants, or modify any existing agreement with respect to its securities to grant, to the holder of its securities in connection with an incidental registration of such securities higher priority to the rights granted to the Designated Holders under Section 4.

                           (c) Remedies. The Designated Holders, in addition to
being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

                           (d) Amendments and Waivers. Except as otherwise
provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and
(ii) the holder or holders of the Registrable Securities adversely affected by such amendment, modifications, supplements or departures. Any such written consent shall be binding upon the Company and all of the Designated Holders consenting to such action.

                           (e) Notices. All notices, demands and other
communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                                    (i)     if to the Company:

                                            Universal American Financial Corp.
                                            6 International Drive, Suite 190
                                            Rye Brook, NY 10573
                                            Facsimile: (914) 934-0700
                                            Attention: Richard A. Barasch

                                    with copies to:

                                            Harnett Lesnick & Ripps P.A.
                                            NationsBank Tower 150
                                            East Palmetto Park Road, Suite 500
                                            Boca Raton, FL  33432
                                            Facsimile:  (501) 368-4315
                                            Attention:  Judge Bertram Harnett

                                            and

                                            Simpson Thacher and Bartlett
                                            425 Lexington Avenue
                                            New York, NY 10017-3954
                                            Facsimile: (212) 455-2502
                                            Attention: Gary I. Horowitz, Esq.

                                    (ii) if to Capital Z:

                                            Capital Z Partners, L.P.
                                            One Chase Manhattan Plaza
                                            44th Floor
                                            New York, New York  10005
                                            Facsimile:  (212) 898-8720
                                            Attention:  Robert A. Spass

                                 with a copy to:

                                            Paul, Weiss, Rifkind, Wharton &
                                            Garrison
                                            1285 Avenue of the Americas
                                            New York, New York 10019-6064
                                            Facsimile:  (212) 757-3990
                                            Attention:  David K. Lakhdhir, Esq.

                           (iii) if to any other Designated Holder or other
holder of Registrable Securities, at the address that such holder shall have furnished to the Company in writing in the manner set forth herein, or, until any such other holder so furnishes to the Company an address, then to and at the address of the last holder of such Registrable Securities who has furnished an address to the Company.

                  Any party hereto may designate such other address for delivery of notices by providing written notice to each other party to the Agreement of the new address. All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

                           (f) Successors and Assigns; Third Party
Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The Demand Registration rights of the Designated Holders contained in Section 3 and the other rights of each of the Designated Holders with respect thereto and the incidental or "piggy-back" registration rights of the Designated Holders contained in Section 4 and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security; provided, that such transfer was made in compliance with applicable securities laws and such transferee is made a party to this Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Subject to Section 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder. The provisions of this Section 9(f) are subject to
Section 2(d) of this Agreement.

                           (g) Counterparts. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                           (h) Headings. The headings in this Agreement are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                           (i) GOVERNING LAW. THE VALIDITY AND INTERPRETATION OF
THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CONFLICT OF LAWS PRINCIPLES THEREOF WHICH MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

                           (j) Severability. If any one or more of the
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Designated Holders shall be enforceable to the fullest extent permitted by law.

                           (k) Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including the Existing Registration Rights Agreements.

                           (l) Further Assurances. Each of the parties shall
execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                          UNIVERSAL AMERICAN FINANCIAL CORP.


                          By: /s/ Richard A. Barasch
                          --------------------------
                          Richard A. Barasch
                          President and Chief Executive Officer


                          CAPITAL Z FINANCIAL SERVICES
                          FUND II, L.P.

                          By:      Capital Z Partners, L.P., general partner

                                   By: Capital Z Partners Ltd., its general partner


                                   By: /s/ Bradley Cooper
                                   ----------------------
                                   Bradley Cooper
                                   Senior Vice President


                          WAND/UNIVERSAL INVESTMENTS L.P. I

                          By:      Wand (Universal), Inc., general partner

                                   By: /s/ David J. Callard
                                   ------------------------
                                   David J. Callard
                                   President


                          WAND/UNIVERSAL INVESTMENTS L.P. II

                          By:      Wand (Universal), Inc., general partner


                                   By: /s/ David J. Callard
                                   ------------------------
                                   David J. Callard
                                   President

                                 AAM CAPITAL PARTNERS, L.P.

                                 By:      AAM Partners, L.P., general partner

                                 By:      AAM Investment Banking Group, Ltd.,
                                          general partner


                                 By: /s/ Richard A. Veed
                                 -----------------------
                                     Richard A. Veed
                                     Managing Partner


                                 UAFC, L.P.

                                 By:      VWA, L.L.C., general partner

                                 By:      Veed Corp., managing member


                                 By: /s/ Richard A. Veed
                                 -----------------------
                                     Richard A. Veed
                                     President


                                 CHASE EQUITY ASSOCIATES, L.P.

                                 By:    Chase Capital Partners, general partner


                                 By: /s/ Michael Hannan
                                 ----------------------
                                 Michael Hannan
                                 General Partner

                                 /s/ Richard A. Barasch
                                 ----------------------
                                 Richard A. Barasch

                                   Schedule I


                     Existing Registration Rights Agreements


1. Registration Rights Agreement, dated as of March 16, 1993, between the Company and David F. Bolger Third Amended and Restated Revocable Trust, dated March 20, 1987, as amended.

2. Shareholders' Agreement, dated as of April 25, 1997, between the Company, AAM, Barasch Associates Limited Partnership ("BALP"), Barasch and certain other parties thereto.

3. Shareholders' Agreement, dated as of December 30, 1994, among the Company, Wand/Universal Investments L.P. [I], BALP and certain BALP principals.

4. Stock Purchase Agreement, dated December 9, 1987, among Universal Holding Corp., John Adams Life Insurance Company of New York and BALP.